Exhibit 10.22

MANAGEMENT INCENTIVE STOCK OPTION PLAN

(As Amended April 18, 1995, August 8, 1995,

August 12, 1996, February 11, 1997 and April 15, 1997, October 13, 1998, November 23,

1998, April 20, 1999, May 13, 1999, January 14, 2000, October 10, 2000,

February 13, 2001, December 11, 2001, December 9, 2003, February 28, 2004, and

November 5, 2008)

1.	Purpose. Sprint Nextel Corporation (the “Company”) maintains this Management Incentive Stock Option Plan (the “Plan”) to permit employees of the Company and its subsidiaries who are eligible to receive annual incentive compensation to receive nonqualified stock options in lieu of a portion of the target incentive under the Company’s management incentive plans (“MIPs”), thereby encouraging the employees to focus on the growth and profitability of the Company and the performance of its common stock. As approved by the Company’s stockholders, the Plan provides for options to be granted beginning March 15, 1995, and ending April 18, 2005. Stock options granted prior to or as of April 18, 2005, may extend beyond that date.

2.	Administration. The Plan shall be administered by the Organization and Compensation Committee of the Board of Directors (the “Committee”). The Company shall grant options under the Plan in accordance with determinations made by the Committee pursuant to the provisions of the Plan. The Committee from time to time may adopt (and thereafter amend and rescind) such rules and regulations for carrying out the Plan and take such action in the administration of the Plan, not inconsistent with the provisions of the Plan, as it shall deem proper. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any option granted pursuant to the Plan, in the manner and to the extent it shall deem desirable to effect the terms of the Plan. With respect to any option granted under the Plan, the Committee may determine when the option may become exercisable whenever, in the judgment of the Committee, doing so would be in the best interest of the Company. The interpretation and construction of any provisions of the Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Company, be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Corporate Secretary shall act as Plan Administrator carrying out the day-to-day administration of the Plan unless the Committee appoints another officer or employee of the Company as Plan Administrator. The Corporate Secretary may condition the exercise of any option on the optionee’s filing with the Company a representation in such form as the Corporate Secretary considers appropriate at the time of the exercise to insure the optionee’s, the grantee’s, or the Company’s compliance with (1) the terms of the option, (2) the terms of any policies of the Company, or (3) any laws or regulations, in each case as they may be potentially affected by the exercise of the option or the disposition of the shares of common stock acquired in its exercise.

3.

Eligibility. The Committee will determine each year whether options will be granted in such year, whether participation will be elective or automatic, which class or classes of common stock will be subject to purchase by participants (which may be different for different groups of employees) and the amount of incentive compensation to be given up for each stock option. Any salaried employee of the Company and its subsidiaries shall be eligible to be selected for participation in the MIPs. The Committee will, in its discretion, determine the employees who participate in the MIPs and, therefore, who will be eligible for options, the dates on which options shall be granted, and any conditions on the exercise of the options.

No option may be granted to any individual who immediately after the option grant owns directly or indirectly stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any subsidiary.

4.	Common Stock Subject to the Plan. The shares of any class of publicly traded common stock of the Company to be issued upon the exercise of a nonqualified option to purchase such common stock granted in lieu of MIP payout may be made available from the authorized but unissued common stock of the Company, shares of common stock held in the treasury, or common stock purchased on the open market or otherwise.

Approval of the Plan by the stockholders of the Company shall constitute authorization to use such shares for the Plan subject to the discretion of the Board or as such discretion may be delegated to the Committee.

Subject to the provisions of the following paragraph, the total number of shares for which options may be granted under the Plan each year shall be 0.9% of the total outstanding shares of each class of common stock of the Company (including, with respect to the PCS Stock, both Series 1 and Series 2 PCS Stock) as of the first day of such year, provided, however, that such number shall be increased in any year by the number of shares available in previous years for which options have not been granted, and provided further that the total number of shares for which options may be granted will not be increased by 0.9% of the total outstanding shares of any class of common stock as of the first day of 2004 or the first day of 2005. If and when an option granted under the Plan is forfeited, cancelled, expired, or otherwise terminated without having been exercised in full, the remaining shares shall again become available for grant under the Plan.

The number and kind of shares subject to the Plan may be appropriately adjusted by the Committee in the circumstances outlined in Section 5(j).

5.	Stock Options; Terms and Conditions. Each option will represent the right to purchase a specific class and number of shares of common stock of the Company and shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

a.

Consideration for and Class and Number of Options. Each option shall be granted in lieu of a portion of the optionee’s payout under the MIPs or in lieu of other incentive compensation as determined by the Committee. The Committee shall determine the class and the number of shares or the manner of determining the class and number of shares available for each option, subject to the total number of shares available under the Plan for such year, and the amount or the method of determining the consideration to be given up by each participant in return for an option, taking into consideration appropriate factors in

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making such determinations, such as interest rates, volatility of the market price of the class of common stock of the Company and the term of the option; provided, however that shares subject to options granted to any individual employee during any calendar year shall not exceed a total of 1,250,000 shares of FON Stock (as defined in the Company’s articles of incorporation).

b.	Participation in the Plan. Participation in the Plan may be voluntary or automatic, as determined by the Committee. The rules and procedures for voluntary participation, when applicable, shall be established and implemented by the Plan Administrator.

c.	Exercise Price. Unless the Committee determines otherwise, the price at which each share covered by an option may be purchased shall be one hundred percent (100%) of the fair market value of the Company’s common stock subject to purchase under the option on the date the option is granted, but in no event at a price lower than the fair market value of one share of such stock. Fair market value shall be deemed to be the average of the high and low prices of the Company’s common stock for composite transactions as published by major newspapers for the date the option is granted or, if no sale of the Company’s common stock shall have been made on that day, the next preceding day on which there was a sale of such stock.

d.	Vesting. Unless the Committee determines otherwise, stock option grants shall provide: (i) with respect to options issued in lieu of annual management incentive compensation, that the total number of shares subject to an option shall become exercisable December 31 in the year of the date of grant and (ii) with respect to options issued in lieu of or as part of long-term incentive compensation (“LTIP Options”) that the total number of shares subject to the option shall become exercisable in full on the third December 31 following the grant date. Unless the Committee provides otherwise, if the grantee of an LTIP Option terminates employment by reason of the grantee’s death, total disability, or normal retirement (except in the case of mandatory retirement of any outside director, with respect to options outstanding at least 1 year on retirement), the LTIP Option shall become exercisable in full on the grantee’s termination date. Unless the Committee provides otherwise, if the grantee of any other option terminates employment before the option becomes exercisable for any reason other than termination for good cause, the option shall be forfeited and any incentive compensation foregone to acquire the options shall be restored to the grantee as if an election to acquire options were not made.

e.	Term of Option. Options shall not be exercisable after the expiration of ten (10) years from the date of grant.

f.

Payment of Exercise Price. Options shall be exercisable only upon payment to the Company of the full purchase price of the shares with respect to which options are exercised. Payment for the shares shall be either in United States dollars, payable in cash or by check, or by surrender of stock certificates representing the same class of common stock of the Company having an aggregate fair market value,

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determined as of the date of exercise, equal to the number of shares with respect to which such options are exercised multiplied by the exercise price per share. The fair market value of common stock on the date of exercise of options shall be determined in the same manner as the fair market value of common stock on the date of grant of options is determined. In lieu of the delivery of physical certificates, the optionee may deliver shares in payment of the exercise price by attesting, on a form established for such purpose by the Secretary, to the ownership, either outright or through ownership of a broker account, of a sufficient number of Seasoned Shares (as defined in the Company’s 1997 Long-Term Stock Incentive Program). The attestation must be notarized and signed by the optionee’s spouse if the spouse is a joint owner of the shares with respect to which such attestation is made and must be accompanied by such documentation as the Corporate Secretary may consider necessary to evidence actual ownership of such shares.

g.	Manner of Exercise. A completed exercise form and the exercise price, whether in the form of cash or stock, must be delivered to the Plan Administrator in order to exercise an option. An option shall be deemed exercised on the date such exercise form and payment are received by the Plan Administrator.

h.	Time for Exercise. Each option expires if it has not been exercised within its term. Once an option has expired for any reason, it can no longer be exercised. If the grantee’s employment with the Company or a subsidiary of the Company is terminated, the optionee may exercise options that are exercisable on the date of termination of employment until the earlier of (1) the date on which the option expires and (2) the end of the applicable period below, beginning on the grantee’s:

(i)	retirement: five years after the grantee’s retirement date.

(ii)	disability (qualifying for long-term disability benefits under the Company’s Basic Long-Term Disability Plan): five years after the grantee’s qualification date.

(iii)	death: one year after the grantee’s death for the estate or designated beneficiary to exercise the decedent’s options.

(iv)	involuntary termination other than for cause: the date on which the option expires.

(v)	voluntary termination: three months from the grantee’s date of termination of employment.

If a grantee’s employment is terminated for a reason constituting good cause, any outstanding options granted under the Plan shall automatically terminate. “Good cause” means conduct by the grantee that reflects adversely on the grantee’s honesty, trustworthiness or fitness as an employee, or the grantee’s willful engagement in conduct which is demonstrably and materially injurious to the Company.

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If a grantee becomes associated with, becomes employed by, renders services to, or owns any interest in (other than an insubstantial interest, as determined by the Committee) any business in competition with the Company, all outstanding options granted to the grantee whether vested or unvested shall automatically terminate. For purposes of this Plan, an employee who becomes employed by certain non-subsidiary affiliates designated by the Committee (each, together with their subsidiaries, an “Affiliated Entity”), shall not, except with respect to incentive stock options, be considered to have terminated employment with the Company or a subsidiary of the Company until his employment is terminated with all Affiliated Entities without becoming re-employed by the Company or its subsidiaries.

i.	Beneficiary Designations. The grantee of an option may designate a beneficiary or beneficiaries to exercise unexpired options held by the grantee and to own shares issued upon any such exercise after the grantee’s death without order of any probate court or otherwise. A beneficiary so designated may exercise an option upon presentation to the Company of evidence satisfactory to the Corporate Secretary of (1) the beneficiary’s identity and (2) the death of the grantee. A grantee may change any beneficiary designation of options held by the grantee at anytime before his death but may not do so by testamentary designation in his will or otherwise. Beneficiary designations must be made in writing on a form provided by the Corporate Secretary. Beneficiary designations shall become effective on the date that the form, properly completed, signed and notarized, is received by the Secretary. Any designation of a beneficiary with respect to any option shall be deemed canceled upon the transfer of such option to a trust in accordance with the terms of the Plan.

j.	Change in Stock, Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, spin-off, or other change in the corporate structure affecting the shares, such adjustment shall be made in the aggregate number and class of shares that may be delivered under the Plan, in the number and class of shares that may be subject to an option granted to any individual in any year under the Plan, and in the number, class, and option price of shares subject to outstanding options granted under the Plan, as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any option shall always be a whole number and provided further that any option, as so adjusted, shall be exempt from, or compliant with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations issued thereunder.

k.

Limitations on Transfer. Options may not be transferred, levied, garnished, executed upon, subjected to a security interest, or assigned to any person other than the grantee, except that the grantee may transfer an option to a trust of the kind described in Section 6. Any such trust as transferee of an option may not (1) dispose of shares received in an exercise of such options until such shares are validly registered or exempt from registration under any applicable exemption from registration under the Securities Act of 1933, as amended, in the

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opinion of the Corporate Secretary or (2) while continuing to hold options issued under this plan, be amended to change beneficiaries to persons other than those permissible under Section 6. Documents evidencing the transfer of any option and the identity of the transferee shall be in such form as may be required by the Corporate Secretary.

6.	Transfer of Options to Grantor Trust. A grantee may transfer an option to a trust of which the grantee, the grantee’s spouse, or descendants (by blood, adoption, or marriage) of the grantee are the primary beneficiaries and which is a grantor trust treated as owned by the grantee under Subchapter J of the Internal Revenue Code, provided that the Company receives, prior to such transfer, a true copy of the trust agreement and an opinion from grantee’s counsel (1) that the trust will be treated as a grantor trust owned by the grantee under Subchapter J of the Internal Revenue Code at all times, (2) that the terms of the trust provide that upon the earlier termination of the trust for whatever reason, ownership of such option shall revert to the grantee or to the Company, (3) that the trustee of such trust may not sell, transfer, assign, pledge, or otherwise encumber or dispose of such option except to the Company or to the grantee, subject to the restrictions provided for in this Plan, and (4) that the trustee is not authorized to incur liabilities on behalf of the trust, other than to the beneficiaries of the trust.

7.	Reload Options. The Committee may provide that optionees have the right to a reload option, which shall be subject to the following terms and conditions:

a.	Grant of the Reload Option; Number of Shares; Price. Subject to subsections (b) and (c) of this Section 7 and to the availability of shares to be optioned under the Plan, if an optionee has an option to purchase shares of any class of common stock (the “original option”) with reload rights and pays for the exercise of the original option by surrendering common stock of the same class, the optionee shall receive a new option (“reload option”) to purchase the number and class of shares so surrendered (or, if applicable, the number of shares provided for in paragraph (h) of this Section 7) at an exercise price equal to the fair market value of the class of stock on the date of the exercise of the original option. If, in the judgment of the Company’s Corporate Secretary, the number of shares available on the exercise of the original options falls below a number sufficient to provide for the grant of reload options and for other purposes under the Plan, the Company’s Corporate Secretary may authorize the issuance of reload options from any other plan of the Company’s under which sufficient shares are authorized but not issued.

b.	Minimum Purchase Required. A reload option will be granted only if the exercise of the original option is an exercise of at least 25% of the total number of shares granted under the original option (or an exercise of all the shares remaining under the original option if less than 25% of the shares remain to be exercised).

c.

Other Requirements. A reload option: (1) will not be granted if the market value of the common stock of the Company on the date of exercise of the original option is less than the exercise price of the original option; (2) will not be granted if the grantee is not, on the exercise date, an employee of the Company or one of its subsidiaries;

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(3) will not be granted if the original option is exercised less than one year before the expiration of the original option; and (4) with respect to options transferred by the grantee to another person in accordance with this Plan, reload options shall be granted to the grantee upon a stock-for-stock exercise by the optionee to the same extent as if the grantee had exercised the option in a similar manner.

d.	Term of Option. The reload option shall expire on the same date as the original option.

e.	Type of Option. The reload option shall be a nonqualified option to purchase shares of the same class of shares as the original option.

f.	No Additional Reload Options. The reload options shall not include any right to a second reload option.

g.	Date of Grant, Vesting. The date of grant of the reload option shall be the date of the exercise of the original option. The reload options shall be exercisable in full beginning one year from date of grant; provided, however, that all shares purchased upon the exercise of the original option (except for any shares withheld for tax withholding obligations) shall not be sold, transferred or pledged within six months from the date of exercise of the original option, except in a Permitted Disposition (with respect to any grantee, the disposition of shares by the grantee in which the grantee remains the sole beneficial owner or a disposition upon death of the grantee). The reload option shall become exercisable in full if the optionee terminates employment by reason of the grantee’s death, disability, or normal retirement. In no event shall a reload option be exercised after the original option expires as provided in subsection (d) of this Section 7.

h.	Stock Withholding; Grants of Reload Options. If the other requirements of this Section 7 are satisfied, and if shares are withheld or shares surrendered for tax withholding, a reload option will be granted for the number of shares surrendered as payment for the exercise of the original option plus the number of shares surrendered or withheld to satisfy tax withholding. In connection with reload options for officers who are subject to Section 16 of the Securities Exchange Act of 1934, the Committee may at any time impose any limitations which, in the Committee’s sole discretion, are necessary or desirable in order to comply with Section 16(b) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, or in order to obtain any exemption therefrom.

i.	Other Terms and Conditions. Except as otherwise provided in this Section 7, all the provisions of the Plan shall apply to reload options.

8.	Stock Withholding Election. When taxes are withheld in connection with the exercise of a stock option by delivering shares of stock in payment of the exercise price (the date on which such exercise occurs hereinafter referred to as the “Tax Date”), the optionee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes, up to the optionee’s marginal tax rate, by one or both of the following methods:

(i)	delivering part or all of the payment in previously-owned shares of the same class (which shall be valued at fair market, as defined herein, on the Tax Date) which shares, if acquired from the Company, must have been held for at least six months;

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(ii)	requesting the Company to withhold from those shares that would otherwise be received upon exercise of the option a number of shares having a fair market value (as defined herein) on the Tax Date equal to the amount to be withheld. The amount of tax withholding to be satisfied by withholding shares from the option exercise is limited to the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law.

Such election is irrevocable after the Tax Date. Any fractional share amount and any additional withholding not paid by the withholding or surrender of shares must be paid in cash. If no timely election is made, cash must be delivered to satisfy all tax withholding requirements.

If the exercise of an option by an optionee other than the grantee after transfer of the option pursuant to this plan from the grantee to the optionee results in a withholding obligation on the part of the grantee, the grantee may elect to satisfy his withholding obligation by delivery of shares to the Company as permitted in clause (i) above.

9.	Acceleration on a Change in Control

a.	With respect to any LTIP Option outstanding for at least one year, the option shall (subject to the 280G limitations applicable under the 1997 Long-Term Stock Incentive Program) become exercisable in full upon a change in control of the Company.

b.	For purposes of this Plan, a “change in control of the Company” shall be deemed to have occurred whenever a “Change in Control” occurs for purposes of the Company’s 1997 Long-Term Stock Incentive Program, as amended from time to time.

10.	Miscellaneous.

a.	Amendment. The Company reserves the right to amend the Plan at any time by action of the Board of Directors provided that no such amendment may materially and adversely affect any outstanding stock options without the consent of the optionee, and provided that, without the approval of the stockholders, no such amendment may increase the total number of shares reserved for the purposes of the Plan.

b.	Effectiveness of Plan. This Plan, as approved by the Company’s stockholders, shall be effective as of February 18, 1995.

c.	Rights in Securities. All certificates for shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as

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the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No optionee or optionee’s beneficiary, executor or administrator, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an option unless and until a stock certificate or certificates for such shares are issued to such person or persons under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 5(j) hereof.

d.	Date of Grant. The grant of an option shall be effective no earlier than the date the Committee decides to grant the option, except that grants of reload options shall be effective as provided in Section 7(g) hereof.

e.	Application of Funds. The proceeds received by the Company from the sale of stock subject to option are to be added to the general funds of the Company and used for its corporate purposes.

f.	No Obligation to Exercise Option. Granting of an option shall impose no obligation on the optionee to exercise such option.

11.	Code Section 409A. The Plan and the options granted hereunder are intended to qualify for an exemption from Code Section 409A, provided, however, that if the Plan and the options granted under the Plan are not so exempt, they are intended to comply with Code Section 409A to the extent applicable thereto. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted and construed consistent with this intent. Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith. Although the Company and the Committee intend to administer the Plan so that the Plan and the options granted hereunder qualify for an exemption from Code Section 409A, if the Plan and the options granted under the Plan are not so exempt, neither the Company nor the Committee represents or warrants that the Plan or the options granted hereunder will comply with Code Section 409A or any other provision of federal, state, local, or non-United States law. Neither the Company, its subsidiaries, nor its respective directors, officers, employees or advisers shall be liable to any grantee (or any other individual claiming a benefit through the grantee) for any tax, interest, or penalties the grantee may owe as a result of participation in the Plan, and the Company and its subsidiaries shall have no obligation to indemnify or otherwise protect any grantee from the obligation to pay any taxes pursuant to Code Section 409A.

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